UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Hammarlund Way – Tech 3 Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.   Entry into a Material Definitive Agreement

Effective February 28, 2018, Towerstream Corporation (the “Company”) and its subsidiaries Hetnets Tower Corporation, Omega Communications Corporation, Alpha Communications Corporation and Towerstream Houston, Inc. entered into an amended and restated Forbearance to Loan Agreement (the “Amended and Restated Agreement”) with Melody Business Finance LLC (“Melody”) and the majority lenders under the loan agreement entered into on October 16, 2014 by and among the Company, certain of its subsidiaries, Melody and the lenders party thereto (the “Loan Agreement”).

Pursuant to the Amended and Restated Agreement, Melody and the majority lenders waived the Company’s requirement under Section 6.1(a)(i) of the Loan Agreement to deliver to Melody an auditor’s report without a “going concern” qualification in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Amended and Restated Agreement amends and restates the forbearance agreement by and between the Company and Melody originally effective January 26, 2018 (the “Original Forbearance Agreement”) and described in the Company’s Current Report on Form 8-K filed on February 1, 2018. Except as described herein, the terms of the Original Forbearance Agreement remain unchanged.

This description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: March 6, 2018	By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer